Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated April 28, 2026, with respect to the consolidated financial statements of SunCar Technology Group Inc. and its subsidiaries, for the years ended December 31, 2025, 2024 and 2023, on the Registration Statements on Form F-3 (File NO. 333-280780) and Form F-3 (File NO. 333-279916) of SunCar Technology Group Inc. filed with the Securities and Exchange Commission.

We also consent to the reference to us under the heading “Experts” in such Registration Statements.

/s/ Enrome LLP

Singapore

April 28, 2026

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